Exhibit 21

IRON MOUNTAIN INCORPORATED

SCHEDULE OF SUBSIDIARIES

as of December 31, 2006

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
Administradora de Informacion Limitada	Chile
Archivage Actif Groupe Iron Mountain SAS	France
Archive Services Limited	England and Wales
Archivex Box Company Limited	Alberta
Archivex Limited	Nova Scotia	Archivex
Arcus Data Security Limited	England and Wales
Britannia Data Management Limited	England and Wales
COMAC, Inc.	Delaware	COMAC
Custodia SOS Limitada	Chile
Datavault Holdings Limited	England and Wales
Datavault Limited	Scotland
Datavault Northwest Limited	England and Wales
Datavault Southwest Limited	England and Wales
Docuguard Holdings Limited	Cyprus
Iron Mountain Australia Pty Ltd		Iron Mountain
Iron Mountain Austria Archivierung Austria G.m.b.H.	Austria	Iron Mountain
Iron Mountain Czech Republic	Czech Republic	Iron Mountain
Iron Mountain Likvidacie s.r.o.	Czech Republic	Iron Mountain
Iron Mountain Magyarorszaq kft	Hungary	Iron Mountain
Iron Mountain Slovakia s.r.o.	Slovakia	Iron Mountain
Iron Mountain S.R.L.	Romania	Iron Mountain
FIME S.A.	France
GbD GmbH	Germany	Iron Mountain
Honanross Ltd.	Ireland	Iron Mountain
Imaging Systems (NZ) Limited	New Zealand	Iron Mountain
IM Australia Holdings Pty. Ltd.	Australia
IM New Zealand Holdings Pty. Ltd.	New Zealand	Iron Mountain

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
IM EES Sp. Z.O.O.	Poland	Iron Mountain
IMSA Peru SRL	Peru	Iron Mountain
IndexInfo Services Pty Ltd.	India	Iron Mountain
Iron Mountain A/S	Denmark	Iron Mountain
Iron Mountain Argentina S.A.	Argentina	Iron Mountain
Iron Mountain Australia Pty Ltd	Australia	Iron Mountain
Iron Mountain Arsivleme Hizmetleri A.S.	Turkey	Iron Mountain
Iron Mountain Assurance Corporation	Vermont
Iron Mountain Belgium NV	Belgium	Iron Mountain
Iron Mountain Box Company	Nova Scotia
Iron Mountain Canada Corporation	Nova Scotia	Iron Mountain
Iron Mountain Cayman Ltd.	Cayman Islands
Iron Mountain Chile S.A.	Chile	Iron Mountain
Iron Mountain Chile Servicios S.A.	Chile	Iron Mountain
Iron Mountain CJS	Russia
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain Deutschland m.i.i.l.GmbH	Germany	Iron Mountain
Iron Mountain Digital Limited	England and Wales	Iron Mountain Digital
Iron Mountain Digital GmbH	Germany	Iron Mountain Digital
Iron Mountain Digital S.A.S.	France	Iron Mountain Digital
Iron Mountain DIMS Ltd.	England and Wales
Iron Mountain DISOS GmbH	Germany	Iron Mountain
Iron Mountain do Brazil S.A.	Brazil	Iron Mountain
Iron Mountain EES (Holdings) Ltd.	Cyprus
Iron Mountain Espana, S.A.	Spain	Iron Mountain
Iron Mountain Europe (Group) Limited	England and Wales
Iron Mountain Europe Limited	England and Wales
Iron Mountain (France), S.A.	France	Iron Mountain
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain Global, Inc.	Delaware

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
Iron Mountain Global, LLC	Delaware
Iron Mountain Government Services Incorporated	Delaware
Iron Mountain Group (Europe) Limited	England and Wales
Iron Mountain Holdings (Europe) Limited	England and Wales
Iron Mountain Holdings (France), SNC	France
Iron Mountain Information Management, Inc.	Delaware	Iron Mountain
Iron Mountain Intellectual Property Management, Inc.	Delaware	Iron Mountain
Iron Mountain Ireland Ktd,	Ireland	Iron Mountain
Iron Mountain Ireland (Holdings)	Ireland
Iron Mountain Livingston Limited	England and Wales
Iron Mountain Mayflower Ltd.	England and Wales
Iron Mountain Mexico, S.A. de R.L. de C.V.	Mexico	Iron Mountain
Iron Mountain MDM Limited	England and Wales
Iron Mountain Nederland (Holdings) B.V.	Netherlands
Iron Mountain Nederland B.V.	Netherlands	Iron Mountain
Iron Mountain New Zealand Limited	New Zealand	Iron Mountain
Iron Mountain Norge AS	Norway	Iron Mountain
Iron Mountain Peru S.A.	Peru	Iron Mountain
Iron Mountain PLE Limited	England and Wales
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico	Iron Mountain
Iron Mountain Scotland (Holdings) Limited	England and Wales
Iron Mountain Scotland Limited	England and Wales	Iron Mountain
Iron Mountain South America Ltd.	Cayman Islands
Iron Mountain Statutory Trust 1998	Connecticut
Iron Mountain Statutory Trust 1999	Connecticut
Iron Mountain Step S.p.A.	Italy	Iron Mountain
Iron Mountain Switzerland GmbH	Switzerland
Iron Mountain (UK) Limited	England and Wales
Iron Mountain Ukraine	Ukraine
JAD (93) Limited	England and Wales

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
Jones & Crossland Limited	England and Wales
Kestrel Data Services Limited	England and Wales
Kestrel Data UK Limited	England and Wales
Kestrel Reprographics Limited	England and Wales
Memogarde, S.A.	France	Memogarde
Mody Access Info Pvt. Ltd.	India	Iron Mountain
Mountain Glenwood Real Estate, Inc.	British Columbia
Mountain Real Estate Assets, Inc.	Delaware
Mountain Reserve III, Inc.	Delaware
Mountain West Palm Real Estate, Inc.	Delaware
Nettlebed Acquisition Corp.	Delaware
Record Data Limited	Ireland
Security Destruction Ltd.	England and Wales	Iron Mountain
Silver Sky	Jersey Channel Islands
Sistemas de Archivo Corporativo, S.A. de R.L. de C.V.	Mexico	Iron Mountain
Sistemas de Archivo de Mexico, S.A. de R.L. de C.V.	Mexico	Iron Mountain
Societe Civile Imobiliere du Chemin Cornillon	France
SSG Servicios e Sistemas Gerenciais Ltd.	Brazil	Iron Mountain
Storbox SA	Chile	Iron Mountain
The Document Storage Company Limited	England and Wales
397499 British Columbia Ltd.	British Columbia
The Imaging Centre Pty. Ltd.	Australia	Iron Mountain
Treeline Services Corporation	Delaware
Upper Providence Venture I, L.P.	Pennsylvania